As filed with the Securities and Exchange Commission on June 30, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PROGRESS SOFTWARE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	04-2746201 (I.R.S. Employer Identification Number)
15 Wayside Road, Suite 400, Burlington, Massachusetts (Address of Principal Executive Offices)	01803 (Zip Code)

Progress Software Corporation 2008 Stock Option and Incentive Plan

Progress Software Corporation 1991 Employee Stock Purchase Plan
(Full Title of Plans)

YuFan Stephanie Wang

Progress Software Corporation

15 Wayside Road, Suite 400

Burlington, Massachusetts 01803

(Name and Address of Agent for Service)

(781) 280-4000

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Progress Software Corporation (the “Registrant”) is filing this Registration Statement on Form S-8 for the purpose of registering (i) an additional 2,000,000 shares of its common stock, par value $0.01 per share (“Common Stock”), issuable to eligible persons under the Progress Software Corporation 2008 Stock Option and Incentive Plan, as amended and restated (the “Plan”) and (ii) an additional 900,000 shares of its Common Stock issuable to eligible persons under the Progress Software Corporation 1991 Employee Stock Purchase Plan, as amended and restated (the “ESPP”).

The Registrant previously filed with the Securities and Exchange Commission (the “Commission”) registration statements on Form S-8 relating to the registration of shares of Common Stock issuable under (i) the Plan on July 9, 2024 (File No. 333-280735), June 29, 2021 (File No. 333-257519), January 27, 2020 (File No. 333-236096), and April 30, 2008 (File No. 333-150555) and (ii) the ESPP on November 22, 2023 (File No. 333-275707), June 29, 2021 (File No. 333-257519), and January 27, 2020 (File No. 333-236096) (together, the “Prior Registration Statements”). This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate and is submitted in accordance with General Instruction E to Form S-8 regarding the registration of additional securities. In accordance with such instruction, except as otherwise set forth below, the contents of the Prior Registration Statements are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been filed with the Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in, and shall be deemed to be a part of, the Registration Statement (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended November 30, 2025, filed with the Commission on January 20, 2026;

(b)	The Registrant’s Quarterly Reports on Form 10-Q for the quarterly period ended February 28, 2026, filed with the Commission on March 31, 2026, and for the quarterly period ended May 31, 2026, filed with the Commission on June 30, 2026;

(c)	The Registrant’s Current Report on Form 8-K filed with the Commission on May 11, 2026; and

(d)	The description of Common Stock contained in Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended November 30, 2019, filed with the Commission on January 27, 2020, including any amendment thereto or report filed for the purpose of updating such description.

All documents, reports or definitive proxy or information statements subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of the Registration Statement and prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act).

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Michael Slovak, Associate General Counsel of the Registrant, has given an opinion upon the validity of the securities being registered by this Registration Statement. Mr. Slovak is an employee of the Registrant, and for such services he receives compensation from the Registrant, including pursuant to awards under the Plan. Mr. Slovak owns, in the aggregate together with any rights to acquire, less than one percent of the Registrant’s outstanding Common Stock.

Item 6.	Indemnification of Directors and Officers.

Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (regarding, among other things, the payment of unlawful dividends) or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant’s certificate of incorporation includes a provision that eliminates the liability of directors for monetary damages to the fullest extent permitted by Delaware law.

In addition, the Registrant’s certificate of incorporation authorizes the Registrant to provide indemnification of officers and directors, through bylaw provisions, agreements, vote of stockholders or disinterested directors or otherwise in excess of the indemnification otherwise permitted by Delaware law, to the fullest extent permitted by Delaware law, and the Registrant’s amended and restated bylaws provide that the Registrant is required to indemnify its officers and directors to the extent not prohibited by Delaware law.

Section 145(a) of the DGCL empowers a corporation to indemnify any director, officer, employee, or agent, or former director, officer, employee, or agent, who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of his service as a director, officer, employee, or agent of the corporation, or his service, at the corporation’s request, as a director, officer, employee, or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding, provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding; provided that such director or officer had no reasonable cause to believe his conduct was unlawful.

Section 145(b) of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit; provided that such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue, or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Notwithstanding the preceding sentence, except as otherwise provided in the Registrant’s bylaws, the Registrant shall be required to indemnify any such person in connection with a proceeding (or part thereof) commenced by such person only if the commencement of such proceeding (or part thereof) by any such person was authorized by the board of directors of the Registrant.

The Registrant’s bylaws further provide that the Registrant may maintain directors’ and officers’ liability insurance. The Registrant maintains a directors’ and officers’ liability insurance policy.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit	Description

4.1	Certificate of Conversion from Non-Delaware Corporation to Delaware Corporation, effective May 8, 2015 (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the Commission on May 14, 2015).

4.2	Certificate of Incorporation, effective May 8, 2015 (incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K filed with the Commission on May 14, 2015).

4.3	Certificate of Correction to Certification of Incorporation, effective January 26, 2016 (incorporated by reference to Exhibit 3.2.1 of the Registrant’s Annual Report on Form 10-K for the year ended November 30, 2015 filed with the Commission on January 29, 2016).

4.4	Amended and Restated Bylaws, effective January 14, 2025 (incorporated by reference to Exhibit 3.3 of the Registrant’s Annual Report on Form 10-K for the year ended November 30, 2024 filed with the Commission on January 21, 2025).

5.1*	Opinion of Counsel.

10.1	Progress Software Corporation 1991 Employee Stock Purchase Plan, as amended and restated (incorporated by reference to Exhibit 10.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended May 31, 2026, filed with the Commission on June 30, 2026).

10.2	Progress Software Corporation 2008 Stock Option and Incentive Plan, as amended and restated (incorporated by reference to Exhibit 10.2 of the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended May 31, 2026, filed with the Commission on June 30, 2026).

10.3*	Form of Notice of Grant of Stock Options and Grant Agreement under the Progress Software Corporation 2008 Stock Option and Incentive Plan.

10.4*	Form of Performance-Based Stock Unit Agreement under the Progress Software Corporation 2008 Stock Option and Incentive Plan.

10.5*	Form of Deferred Stock Unit Agreement under the Progress Software Corporation 2008 Stock Option and Incentive Plan.

10.6*	Form of Restricted Stock Unit Agreement under the Progress Software Corporation 2008 Stock Option and Incentive Plan.

23.1*	Consent of Counsel (included in Exhibit 5.1).

23.2*	Consent of Deloitte & Touche LLP.

24.1	Power of Attorney (included in signature page to this Registration Statement).

107*	Filing Fee Table.

* Filed herewith

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of Massachusetts, on this 30th day of June, 2026.

PROGRESS SOFTWARE CORPORATION

By:	/s/ Yogesh K. Gupta
Yogesh K. Gupta
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Yogesh K. Gupta, YuFan Stephanie Wang and Anthony Folger, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and additions to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Yogesh K. Gupta	President, Chief Executive Officer	June 30, 2026
Yogesh K. Gupta	(Principal Executive Officer)

/s/ Anthony Folger	Executive Vice President and Chief Financial Officer	June 30, 2026
Anthony Folger	(Principal Financial Officer)

/s/ Domenic LoCoco	Chief Accounting Officer	June 30, 2026
Domenic LoCoco	(Principal Accounting Officer)

/s/ Paul T. Dacier	Director	June 30, 2026
Paul T. Dacier

/s/ John R. Egan	Non-Executive Chairman	June 30, 2026
John R. Egan

/s/ Rainer Gawlick	Director	June 30, 2026
Rainer Gawlick

/s/ Charles F. Kane	Director	June 30, 2026
Charles F. Kane

/s/ Samskriti Y. King	Director	June 30, 2026
Samskriti Y. King

/s/ David A. Krall	Director	June 30, 2026
David A. Krall

/s/ Angela T. Tucci	Director	June 30, 2026
Angela T. Tucci

/s/ Vivian M. Vitale	Director	June 30, 2026
Vivian M. Vitale